UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2011
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Shengkai Innovations, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-34587	11-3737500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.106 Zhonghuan South Road, Airport Industrial Park Tianjin, People's Republic of China	300308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (86) 22-5883 8509

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 9, 2011, Shengkai Innovations, Inc. (the “Company”) received a notification letter (the “Notice”) from NASDAQ's Listing Qualifications Department (“NASDAQ”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”).

The Notice has no effect on the listing of the Company’s common stock at this time and the Company’s common stock will continue to trade on the NASDAQ Global Market under the symbol “VALV.”

The Notice also stated that the Company would be provided 180 calendar days (about 6 months), or until May 8, 2012, to regain compliance with the Minimum Bid Price Rule. To do so, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive business days prior to that date.

If the Company does not regain compliance by May 8, 2012, the Company may be eligible for an additional grace period if it applies to transfer the listing of its common stock to The NASDAQ Capital Market.  To qualify, the Company would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split if necessary.  If the NASDAQ staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, NASDAQ will provide notice that the Company's common stock will be subject to delisting.  At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Company intends to continue to monitor the bid price for its common stock. If the Company’s common stock does not trade at a level that is likely to regain compliance with the NASDAQ requirements, the Company’s Board of Directors will consider other options that may be available to achieve compliance.

On November 10, 2011, the Company issued a press release announcing receipt of the Notice from NASDAQ.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On November 7, 2011, the Company issued a press release announcing that it will host a conference call discussing its fiscal year 2012 first quarter results before the market opens on November 10, 2011. A copy of the press release that discusses this matter is filed as Exhibit 99.2 to, and incorporated by reference in, this report.

On November 10, 2011, the Company issued a press release announcing the financial results for its fiscal year 2012 first quarter ended September 30, 2011. A copy of the press release that discusses this matter is filed as Exhibit 99.3 to, and incorporated by reference in, this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

    99.1    Press Release, dated November 10, 2011, issued by Shengkai Innovations, Inc.
    99.2    Press Release, dated November 7, 2011, issued by Shengkai Innovations, Inc.
    99.3    Press Release, dated November 10, 2011, issued by Shengkai Innovations, Inc.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shengkai Innovations, Inc.
(Registrant)

November 10, 2011	/s/ DAVID MING HE
(Date)	David Ming He Chief Financial Officer